UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 30, 2026

ASPIRA WOMEN’S HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

12117 Bee Caves Road, Building III, Suite 100

Austin, TX 78738

(Address of principal executive office) (Zip Code)

(512) 519-0400

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AWHL	OTC QX Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2026, Aspira Women’s Health Inc. (the “Company”) entered into a Subordinated Business Loan and Security Agreement (the “Subordinated Loan Agreement”) with Agile Lending, LLC, as lead lender, and Agile Capital Funding, LLC, as collateral agent, pursuant to which the Lenders (as such term is defined in the Subordinary Loan Agreement) agreed to make a secured term loan to the Company and certain subsidiary co-borrowers. The Subordinated Loan Agreement is dated as of January 30, 2026.

The term loan is evidenced by a Subordinated Secured Promissory Note (the “Note”) in the form attached to the Subordinated Loan Agreement. The Note was issued in the principal amount of $1,050,000, will include interest charges of $441,000 (assuming all payments are made on time), and is scheduled to mature on August 26, 2026. The Note is expressly subordinated in right of payment to all Senior Indebtedness, as described in the Note. The Company granted a continuing security interest in substantially all of the Company’s and the co-borrowers’ personal property, including goods, accounts, equipment, inventory, general intangibles (including intellectual property), instruments, chattel paper, deposit accounts and other investment property, and proceeds thereof, in each case subject to customary exclusions (including anti-assignment limitations to the extent enforceable). The collateral agent is authorized to take actions to perfect the security interests; however, the Subordinated Loan Agreement provides that a financing statement may be filed only upon an event of default. The Company will use the proceeds for general corporate purposes.

The Subordinated Loan Agreement includes customary affirmative covenants (including financial reporting, maintenance of insurance, and additional assurances) and negative covenants (including restrictions on affiliate transactions), with certain financial covenant requirements waived. Events of default include payment defaults, certain covenant defaults, material adverse changes, certain liens, judgments, and insolvency events, among others. Upon an event of default, the lenders may accelerate the obligations, exercise remedies under the loan documents and applicable law, and repossess collateral. The Subordinated Loan Agreement is governed by the laws of the Commonwealth of Virginia, with exclusive jurisdiction in Virginia courts as specified in the agreement.

The description of the Subordinary Loan Agreement, the Note and related documents is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 to the extent it relates to the creation of a direct financial obligation.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Subordinated Business Loan and Security Agreement, dated as of January 30, 2026.
10.2	Form of Subordinated Secured Promissory Note (included as Exhibit D to the Subordinated Business Loan and Security Agreement filed as Exhibit 10.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 30, 2026

ASPIRA WOMEN’S HEALTH INC.

By:	/s/ Brian Hungerford
Name:	Brian Hungerford
Title:	Chief Financial Officer